Exhibit 99.1
REALNETWORKS ANNOUNCES SECOND QUARTER 2022 FINANCIAL RESULTS

Company Announces Definitive Merger Agreement with CEO Rob Glaser, Subject to Shareholder Approval

SEATTLE — July 28, 2022 - RealNetworks, Inc. (Nasdaq: RNWK), an emerging leader in AI-based software and solutions, today announced its financial results for the second quarter ended June 30, 2022.

•Revenue was $11.9 million, net loss of $(5.1) million and Adjusted EBITDA loss of $(4.2) million
•Appointed Paul DiPeso to the newly created position of President, SAFR
•Announced CFO leadership transition; Brian McClain to serve as Interim CFO and Treasurer beginning on August 1st

Management Commentary
“The second quarter was a period of transition and transformation for Real. We brought in two new senior executives and are moving to a new decentralized structure with senior leaders running each of our businesses reporting directly to the CEO,” said Rob Glaser, Founder, Chairman, and Chief Executive Officer of RealNetworks. “We added Paul DiPeso, a proven leader in the access control industry to drive our SAFR business, and Brian McClain, a professional with over 25 years of financial and business leadership as interim CFO and Treasurer.”

Glaser continued: “While SAFR’s results were disappointing, we’ve received very positive feedback on SAFR SCAN, which began shipping in May. We are confident that under Paul’s leadership we can build a successful business.”

Second Quarter 2022 Financial Results
•Revenue was $11.9 million, compared to $13.3 million in the prior quarter and $14.6 million in the prior year period.
•Net loss attributable to RealNetworks was ($5.1) million, or $(0.11) per diluted share, compared to a net loss of ($5.2) million, or $(0.11) per diluted share, in the prior quarter and a net loss of ($1.3) million, or ($0.03) per diluted share, in the prior year period.
•Adjusted EBITDA was a loss of $(4.2) million compared to Adjusted EBITDA loss of $(3.8) million in the prior quarter and Adjusted EBITDA loss of $(4.3) million in the prior year period.

Corporate Developments
Earlier today, it was announced that RealNetworks and Founder, Chairman and CEO Rob Glaser entered into a definitive merger agreement pursuant to which the Company will merge with and into Greater Heights LLC, an affiliate of Mr. Glaser, and each outstanding share of common stock of the Company will be converted into the right to receive cash consideration of $0.73 per share. The Company’s shareholders will be asked to vote upon the adoption of the Merger Agreement and approval of the merger at a shareholders meeting called for such purpose on a date to be announced. The transaction is expected to close in the fourth quarter of 2022.
Commenting on the announcement, Mr. Glaser said, “I believe that Machine Learning-based Artificial Intelligence represents a transformational opportunity, albeit one that will also take time and resources to fully realize. I’m happy that the RealNetworks Board and I could reach agreement on a path to pursue that transformation with focus, efficiency, and speed by turning Real back into a private company, and in a way that is fair to all shareholders.”
Given the pending merger, the Company will not be providing any forward-looking guidance, and is withdrawing any previously provided goals and outlook.

Conference Call and Webcast Information

RealNetworks will host a conference call today to review its results and discuss its performance at approximately 4:30 p.m. ET / 1:30 p.m. PT. Participants can access the conference call by dialing 1-877-451-6152 (United States) or 1-201-389-0879 (international). A telephonic replay of the call will also be available shortly after the completion of the call, until 11:59 p.m. ET on Thursday, August 11, 2022, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (international) and entering the replay pin number: 13731696.

A live webcast will be available on RealNetworks’ Investor Relations site under the Events & Presentations section at http://investor.realnetworks.com and will be archived online upon completion of the conference call.

About RealNetworks
Building on a rich history of digital media expertise and innovation, RealNetworks has created a new generation of products that employ best-in-class artificial intelligence and machine learning to enhance and secure our daily lives. Real's portfolio includes SAFR, the world's premier computer vision platform for live video; KONTXT, an industry leading NLP (Natural Language Processing) platform for text and multi-media analysis; and leveraging its digital media expertise, a mobile games business focused on the large free-to-play segment. For information about all of our products, visit www.realnetworks.com.

About Non-GAAP Financial Measures
To supplement RealNetworks' consolidated financial information presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and contribution margin by reportable segment, which management believes provide investors with useful information.

In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income (loss) from continuing operations to adjusted EBITDA and operating income (loss) by reportable segment to contribution margin by reportable segment.

The rationale for management's use of non-GAAP measures is included in the supplementary materials presented with the quarterly earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non- GAAP Financial Measures”) to the company's report on Form 8-K, which is being submitted today to the SEC.

Additional Information and Where to Find It
RealNetworks, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending merger of RealNetworks (the “Transaction”). RealNetworks plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in RealNetworks’s definitive proxy statement for its 2021 Annual Meeting of Stockholders (the “2021 Proxy Statement”), which was filed with the SEC on October 29, 2021. To the extent that holdings of RealNetworks’s securities have changed since the amounts printed in the 2021 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Promptly after filing the definitive Transaction Proxy Statement with the SEC, RealNetworks will mail the definitive Transaction Proxy Statement to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT REALNETWORKS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN

IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by RealNetworks with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of RealNetworks’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by RealNetworks with the SEC in connection with the Transaction will also be available, free of charge, from RealNetworks’s website at www.realnetworks.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to our current expectations regarding our future growth, profitability, and market position, the anticipated closing of the merger, expectations following the closing of the merger, our financial condition and liquidity, our strategic focus and initiatives, product plans, agreements with partners, Scener’s current and future activities, and certain remaining contingencies relating to the sale of Napster. All statements contained in this press release that do not relate to matters of historical fact should be considered forward- looking statements. These statements reflect our expectations as of today, and actual results may differ materially from the results predicted. Factors that could cause actual results for RealNetworks, on a consolidated basis, to differ from the results predicted include: the possibility that the conditions to the closing of the merger are not satisfied, including the risk that required stockholder approval for the merger is not obtained; potential litigation relating to the merger; uncertainties as to the timing of the consummation of the merger; the ability of each party to consummate the merger; risks relating to the substantial costs and diversion of personnel's attention and resources due to the merger; our ability to realize operating efficiencies, growth and other benefits from the implementation of our growth initiatives and restructuring efforts; cash usage and conservation, and the pursuit of additional funding sources; successful monetization of our products and services; competitive risks, including the emergence or growth of competing technologies, products and services; issues with the use of AI; potential outcomes and effects of claims and legal proceedings; risks associated with key customer or strategic relationships and business acquisitions and dispositions; challenges caused by the COVID-19 pandemic; disruptions in the global financial markets, including changes in consumer spending and impacts to credit availability, and fluctuations in foreign currencies; volatility of our stock price; material asset impairment; continued declines in subscription revenue; difficulty recruiting and retaining key personnel; regulatory, tax, accounting, and cross-border risks; and risks related to our governance structure. More information about potential risk factors that could affect our business and financial results is included in RealNetworks' latest annual report on Form 10-K for year ended December 31, 2021, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, and revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. RealNetworks assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

For More Information:
Investor Relations for RealNetworks
Brian M. Prenoveau, CFA
MZ North America
561-489-5315
IR@realnetworks.com
RNWK-F

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,

	2022	2021	2022	2021

	(in thousands, except per share data)

Net revenue	$11,856	$14,561	$25,132	$30,449
Cost of revenue	2,705	3,572	5,441	7,251
Gross profit	9,151	10,989	19,691	23,198

Operating expenses:
Research and development	5,332	6,330	11,130	12,568
Sales and marketing	4,502	5,259	9,084	10,396
General and administrative	4,071	4,376	8,898	9,274
Fair value adjustments to contingent consideration liability	—	—	—	(1,040)
Restructuring and other charges	165	718	455	3,889

Total operating expenses	14,070	16,683	29,567	35,087

Operating loss	(4,919)	(5,694)	(9,876)	(11,889)

Other income (expenses):
Interest expense	(22)	(24)	(44)	(119)
Interest income	7	7	14	20
Gain on forgiveness of Paycheck Protection Program loan	—	2,897	—	2,897
Loss on equity and other investments, net	(410)	(569)	(599)	(4,841)
Other income, net	268	1,916	287	2,020

Total other income (expenses), net	(157)	4,227	(342)	(23)

Loss before income taxes	(5,076)	(1,467)	(10,218)	(11,912)
Income tax expense	60	18	143	127

Net loss	(5,136)	(1,485)	(10,361)	(12,039)
Net loss attributable to noncontrolling interests	—	(138)	—	(244)
Net loss attributable to RealNetworks	$(5,136)	$(1,347)	$(10,361)	$(11,795)

Net loss per share attributable to RealNetworks- Basic	$(0.11)	$(0.03)	$(0.22)	$(0.28)

Net loss per share attributable to RealNetworks- Diluted	$(0.11)	$(0.03)	$(0.22)	$(0.28)

Shares used to compute basic net loss per share	47,316	44,284	47,296	41,409
Shares used to compute diluted net loss per share	47,316	44,284	47,296	41,409

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2022	December 31, 2021
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$14,352	$27,109
Trade accounts receivable, net	8,283	9,556
Deferred costs, current portion	7	49
Investments	—	1,755
Prepaid expenses and other current assets	4,229	3,166
Total current assets	26,871	41,635

Equipment and software	23,731	29,464
Leasehold improvements	1,708	2,750
Total equipment, software, and leasehold improvements	25,439	32,214
Less accumulated depreciation and amortization	24,252	30,744
Net equipment, software, and leasehold improvements	1,187	1,470

Operating lease assets	3,656	3,992
Restricted cash equivalents	1,630	1,630
Other assets	2,940	2,878
Deferred tax assets, net	652	727
Goodwill	16,503	16,976

Total assets	$53,439	$69,308

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,591	$2,578
Accrued and other current liabilities	10,929	13,286
Deferred revenue, current portion	2,378	2,614
Total current liabilities	14,898	18,478

Deferred revenue, non-current portion	26	183
Deferred tax liabilities, net	1,065	1,132
Long-term lease liabilities	2,033	2,300
Other long-term liabilities	7	1,142

Total liabilities	18,029	23,235

Total equity	35,410	46,073

Total liabilities and equity	$53,439	$69,308

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2022	2021
	(in thousands)

Cash flows from operating activities:
Net loss	$(10,361)	$(12,039)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	394	397
Stock-based compensation	1,062	1,271
Loss on equity and other investments, net	599	4,841
Loss on impairment of operating lease assets	—	2,461
Foreign currency gain	(275)	(15)
Fair value adjustments to contingent consideration liability	—	(1,040)
Gain on deconsolidation of subsidiary	—	(1,961)
Gain on forgiveness of Paycheck Protection Program loan	—	(2,897)
Net change in certain operating assets and liabilities	(2,839)	(1,923)
Net cash used in operating activities	(11,420)	(10,905)
Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(161)	(131)
Deconsolidation of subsidiary, net	—	(836)
Other	(595)	—
Net cash used in investing activities	(756)	(967)
Cash flows from financing activities:
Proceeds from issuance of common stock (stock options)	—	534
Proceeds from equity offering, net of costs	—	20,114
Tax payments from shares withheld upon vesting of restricted stock	(22)	(117)
Payment of contingent consideration liability	—	(2,500)
Net cash provided by (used in) financing activities	(22)	18,031
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(559)	(239)
Net decrease in cash, cash equivalents and restricted cash	(12,757)	5,920
Cash, cash equivalents, and restricted cash, beginning of period	28,739	25,570
Cash, cash equivalents, and restricted cash, end of period	$15,982	$31,490

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2022		2021
	Q2	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Segment
Consumer Media (A)	$2,499	$2,111	$2,168	$2,763	$2,061	$3,309
Mobile Services (B)	4,457	5,640	5,680	5,772	6,356	5,980
Games (C)	4,900	5,525	5,554	5,797	6,144	6,599
Total net revenue	$11,856	$13,276	$13,402	$14,332	$14,561	$15,888

Net Revenue by Product
Consumer Media
- Software License (D)	$1,393	$987	$854	$1,506	$841	$1,875
- Subscription Services (E)	710	742	768	779	793	818
- Product Sales (F)	144	163	268	270	330	438
- Advertising & Other (G)	252	219	278	208	97	178

Mobile Services
- Software License (H)	879	1,531	1,616	1,459	1,931	1,391
- Subscription Services (I)	3,578	4,109	4,064	4,313	4,425	4,589

Games
- Subscription Services (J)	2,116	2,219	2,286	2,361	2,431	2,528
- Product Sales (K)	1,986	2,377	2,453	2,612	2,830	3,163
- Advertising & Other (L)	798	929	815	824	883	908

Total net revenue	$11,856	$13,276	$13,402	$14,332	$14,561	$15,888

Net Revenue by Geography
United States	$8,237	$8,187	$8,126	$9,227	$9,209	$9,932
Rest of world	3,619	5,089	5,276	5,105	5,352	5,956
Total net revenue	$11,856	$13,276	$13,402	$14,332	$14,561	$15,888

Net Revenue by Segment
(A) The Consumer Media segment primarily includes revenue from the licensing of our portfolio of video codec technologies. Also included is RealPlayer and related products, such as the distribution of third-party software products, advertising on RealPlayer websites, sales of RealPlayer Plus software to consumers, and consumer subscriptions such as RealPlayer Plus and SuperPass.
(B) The Mobile Services segment primarily includes revenue from SaaS services and sales of professional services provided to mobile carriers.
(C) The Games segment primarily includes revenue from player purchases of in-game virtual goods within our free-to-play games, mobile and PC games, online games subscription services, and advertising on games sites and social network sites.
Net Revenue by Product
(D) Software licensing revenue within Consumer Media includes revenues from licenses of our video codec technologies.
(E) Subscriptions revenue within Consumer Media includes revenue from subscriptions such as our RealPlayer Plus and SuperPass offerings.
(F) Product sales within Consumer Media includes sales of RealPlayer Plus software to consumers.
(G) Advertising & other revenue within Consumer Media includes distribution of third-party software products and advertising on RealPlayer websites.
(H) Software license revenue within Mobile Services includes revenue from our facial recognition platform, SAFR, and our integrated RealTimes platform.
(I) Subscription services revenue within Mobile Services includes revenue from our messaging products, including Metcalf intercarrier messaging services and KONTXT, as well as ringback tones and related professional services provided to mobile carriers.
(J) Subscription services revenue within Games includes revenue from online games subscriptions.
(K) Product sales revenue within Games includes revenue from player purchases of in-game virtual goods, retail and wholesale games-related revenue, as well as sales of mobile games.
(L) Advertising & other revenue within Games includes advertising on games sites and social network sites.

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations and Reconciliation to non-GAAP Contribution Margin
(Unaudited)

	2022		2021	2022	2021
	Q2	Q1	Q2	YTD	YTD
	(in thousands)
Consumer Media

Net revenue	$2,499	$2,111	$2,061	$4,610	$5,370
Cost of revenue	432	388	497	820	975
Gross profit	2,067	1,723	1,564	3,790	4,395

Gross margin	83%	82%	76%	82%	82%

Operating expenses	1,397	1,472	2,332	2,869	4,533
Operating income, a GAAP measure	$670	$251	$(768)	$921	$(138)
Depreciation and amortization	14	16	5	30	21

Contribution margin, a non-GAAP measure	$684	$267	$(763)	$951	$(117)

Mobile Services

Net revenue	$4,457	$5,640	$6,356	$10,097	$12,336
Cost of revenue	965	1,045	1,517	2,010	3,009
Gross profit	3,492	4,595	4,839	8,087	9,327

Gross margin	78%	81%	76%	80%	76%

Operating expenses	6,510	6,666	6,332	13,176	12,477
Operating loss, a GAAP measure	$(3,018)	$(2,071)	$(1,493)	$(5,089)	$(3,150)
Depreciation and amortization	104	84	79	188	163

Contribution margin, a non-GAAP measure	$(2,914)	$(1,987)	$(1,414)	$(4,901)	$(2,987)

Games

Net revenue	$4,900	$5,525	$6,144	$10,425	$12,743
Cost of revenue	1,300	1,295	1,552	2,595	3,257
Gross profit	3,600	4,230	4,592	7,830	9,486

Gross margin	73%	77%	75%	75%	74%

Operating expenses	3,826	3,999	4,849	7,825	9,947
Operating income (loss), a GAAP measure	$(226)	$231	$(257)	$5	$(461)
Depreciation and amortization	61	61	81	122	157

Contribution margin, a non-GAAP measure	$(165)	$292	$(176)	$127	$(304)

Corporate

Cost of revenue	$8	$8	$6	$16	$10
Gross profit	(8)	(8)	(6)	(16)	(10)

Gross margin	N/A	N/A	N/A	N/A	N/A

Operating expenses	2,337	3,360	3,170	5,697	8,130
Operating loss, a GAAP measure	$(2,345)	$(3,368)	$(3,176)	$(5,713)	$(8,140)
Other income (expense), net	268	19	(45)	287	59
Foreign currency (gain) loss	(272)	(3)	88	(275)	(15)
Depreciation and amortization	25	29	28	54	56
Fair value adjustments to contingent consideration liability	—	—	—	—	(1,040)
Restructuring and other charges	165	290	718	455	3,889
Stock-based compensation	367	695	435	1,062	1,271

Contribution margin, a non-GAAP measure	$(1,792)	$(2,338)	$(1,952)	$(4,130)	$(3,920)

RealNetworks, Inc. and Subsidiaries
Reconciliation of Net loss to adjusted EBITDA, a non-GAAP measure
(Unaudited)

	2022		2021	2022	2021
	Q2	Q1	Q2	YTD	YTD
	(in thousands)

Reconciliation of GAAP Net loss to adjusted EBITDA:

Net loss	$(5,136)	$(5,225)	$(1,485)	$(10,361)	$(12,039)
Income tax expense	60	83	18	143	127
Interest expense	22	22	24	44	119
Interest income	(7)	(7)	(7)	(14)	(20)
Loss on equity and other investments, net	410	189	569	599	4,841
Foreign currency (gain) loss	(272)	(3)	88	(275)	(15)
Depreciation and amortization	204	190	193	394	397
Fair value adjustments to contingent consideration liability	—	—	—	—	(1,040)
Gain on forgiveness of Paycheck Protection Program loan	—	—	(2,897)	—	(2,897)
Gain on deconsolidation of subsidiary	—	—	(1,961)	—	(1,961)
Restructuring and other charges	165	290	718	455	3,889
Stock-based compensation	367	695	435	1,062	1,271
Adjusted EBITDA, a non-GAAP measure	$(4,187)	$(3,766)	$(4,305)	$(7,953)	$(7,328)